Exhibit 27-(h)(4)(n): Amendment dated April 1, 1999 to Service Contract by and between Fidelity Distributors Corporation and Washington Square Securities, Inc.

AMENDMENT TO SERVICE CONTRACT DATED APRIL 25, 1997

BETWEEN

FIDELITY DISTRIBUTORS CORPORATION

AND

WASHINGTON SQUARE SECURITIES, INC.

    This Amendment to Service Contract, effective as of the 1st day of April, 1999, modifies an agreement entered into by and between FIDELITY DISTRIBUTORS CORPORATION and WASHINGTON SQUARE SECURITIES, INC. as of the 25th day of April, 1997.

The parties to hereby agree as follows:

1.

Change in Compensation. Effective as of April 1, 1999, paragraph 2 of the Fee Schedule for Qualified Recipients is amended to change the annual compensation rate from X basis points to X basis points, by making the following changes: Each place that the figure X.XXXX appears, it is hereby replaced with the figure X.XXXX, and each place that the words "XXXX basis points" appears is hereby replaced with "XXXX basis points".

IN WITNESS WHEREOF, the parties have set their hand as of the 1st day of April, 1999.

WASHINGTON SQUARE SECURITIES, INC.

By: /s/ Jeff Montgomery
Name: Jeff Montgomery
Title: President and CEO

FIDELITY DISTRIBUTORS CORPORATION.

By: /s/ Eric D. Roiter
Eric D. Roiter
Senior Vice President